As filed with the Securities and Exchange Commission on  October
28, 1999                                 Registration No.________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             Form S-8
                      REGISTRATION STATEMENT
                              under
                    THE SECURITIES ACT OF 1933
                       TAYLOR DEVICES, INC.
       Exact name of registrant as specified in its charter
New York                                               16-0797789
(State or other jurisdiction              (I.R.S.Employer  of
incorporation or organization)                 Identification No.)

                         90 Taylor Drive
              North Tonawanda, New York 14120-0748
                          (716) 694-0800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      1999 TAYLOR DEVICES, INC. EMPLOYEE STOCK PURCHASE PLAN
                     (Full title of the plan)
                    SANDRA S. O'LOUGHLIN, ESQ.
                        Hiscock & Barclay
                        50 Fountain Plaza
                     Buffalo, New York 14202
                     Telephone (716) 856-0911
(Name, address and telephone number, including area code, of agent for service)
                 Calculation of Registration Fee
_________________________________________________________________
Title of Add-    Amount to    Proposed    Proposed    Amount of
itional Secur-   be Regis-    Maximum     Maximum     Registra-
ities to be      tered        Offering    Aggregate   tion Fee
Registered                    Price per   Offering
                              Share (1)   Price (1)
_________________________________________________________________
Common Stock      135,000      $2.875     $388,125    $107.90
$.025 par value   Shares
__________________________________________________________________
(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price per share is estimated to be $2.875 based on the mean of the closing bid and ask prices for the Common Stock in the over-the-counter market as of October 27, 1999, as reported on the NASDAQ SmallCap Issues Market.

      List of Exhibits is on sequentially numbered Page 12.

                          PROSPECTUS

                       TAYLOR DEVICES, INC.

                          Common Shares
                    Par Value $.025 Per Share


                    1999 Taylor Devices, Inc.
                   Employee Stock Purchase Plan



The Common Stock, par value $.025 per share, of Taylor Devices, Inc. (the "Company") and its subsidiaries, if any, offered hereby are those shares to be purchased from time to time by participating employees of the Company pursuant to the 1999 Taylor Devices, Inc. Employee Stock Purchase Plan (the "Employee Plan").

Shares of Common Stock are offered as set forth herein to eligible employees of the Company and its subsidiaries.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      _____________________


          Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Taylor Devices, Inc. since the date hereof or the dates as of which information is set forth herein.

                      _____________________


          This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

                      _____________________

         The date of this Prospectus is  October 28, 1999

Information Required in the Section 10(a) Prospectus

     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the matters described in this Prospectus, and if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation for an offer to purchase, any securities other than the securities covered by this Prospectus, by the Company, or any other person, to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or in the information set forth herein since the date of this Prospectus.

Filings with the Securities and Exchange Commission

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement", which term encompasses all amendments, exhibits, annexes, and schedules thereto) under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock, par value $.025 per share, of the Company ("Shares") registered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the amendments, exhibits, annexes, and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement and the exhibits thereto, reference is hereby made to the exhibit for a more complete description of the matter involved, and each statement made herein shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith the Company files periodic reports, proxy and information statements, and other information with the Commission. The Registration Statement and the exhibits thereto filed by the Company with the Commission, as well as such reports, proxy and information statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza,
450 Fifth Street, N.W., Washington, D.C. 20549, or at some of the regional offices of the Commission located at Seven World Trade Center, Thirteenth Floor, New York, New York 10048, and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

Documents Incorporated by Reference

     The following documents or portions thereof filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

          (a) the Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          (b)  all other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     In addition to the above items, all reports and definitive proxy statements filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the filing with the Commission of a post-effective amendment to the Registration Statement which indicates that all Shares subject to the Employee Plan have been sold or which deregisters all such Shares then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Participants in the Employee Plan can obtain additional information about the Employee Plan and its administrators, and copies of the foregoing documents, without charge, upon written or oral request, to Janice M. Nicely, Shareholder Relations Manager, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York 14120-0748, Telephone (716) 694-0800.

                              PART I

     Description of Employee Plan. The Employee Plan was established to promote loyalty and a sense of common purpose among the Company's employees by offering eligible employees of the Company and its subsidiaries, if any, the opportunity to buy Shares on a convenient payment basis, with assistance from the Company, and without payment of brokers' commissions, or the necessity of establishing a brokers' account. All employees of the Company and its subsidiaries who are over 18 years of age are eligible to participate in the Employee Plan, except employees who have been employed for less than six months, or whose customary employment is less than 1,600 hours in any 12 month period. The total number of Shares which the Company may sell under the Employee Plan is 135,000.

     A participant may elect to contribute a percentage of his or her gross compensation, ranging from 1% to 10%, but not less than $10 per month. The election will be effective for the first pay period commencing at least 30 days after the election. The Company matches the employee's contributions at a percentage rate determined by the length of time that an employee has been a continuous participant. The Company matches 30% of the employee's contribution for participants who have continuously participated in the Employee Plan for a period of less than four years; 40% for participants who have continuously participated for four to seven years; and 50% for participants who have continuously participated for more than seven years.

     At the end of each calendar quarter, the Company's and the participant's contributions are applied to the purchase of full Shares. The purchase price per Common Share is the mean of the closing bid and asked prices per Common Share on the last day of the calendar quarter, which may not represent an actual transaction on that day.

     Participants in the Employee Plan may change their rate of contributions within the 1% to 10% limits at any time, but the change becomes effective with the first payroll period in the month following receipt of the form authorizing the change. Upon written notice to the employer, a participant may discontinue participation in the Employee Plan for a period of up to 14 months, after which deductions are automatically resumed. Only one discontinuation is permitted in any 20-month period. During the period when a participant's contributions are suspended, Company contributions are also suspended. The suspension in participation is, however, not deemed to be a break in continuous participation for the purpose of determining the level of the Company's contributions. Similarly, participants who are laid off from their employment are not deemed to have a break in continuous participation during the layoff period, provided they do not withdraw from participation in the Employee Plan.

     At the end of each calendar quarter, or upon withdrawal from the Employee Plan, stock certificates representing the Shares acquired pursuant to the Employee Plan are delivered to the participants. At the end of each calendar quarter, when stock certificates are delivered, each participant receives an itemized statement of account, showing the number of Shares purchased for him or her during the preceding quarter, and the price paid per Share.

     All Shares are held in the name of the Company until delivered to the participant at the end of the calendar quarter. A participant has rights as a shareholder notwithstanding that the Company is the custodian for the Shares, including rights to dividends or voting. Participants receive direct payment of any cash dividends which may be declared on the Shares held in their respective accounts. Rights and warrants, if any, issued by the Company are distributed to participants. Rights and warrants, if any, for fractional shares are sold and the cash proceeds paid to participants. Shares distributed pursuant to stock splits, if any, are also credited to participants' accounts and distributed at the end of that calendar quarter.

     Withdrawal and Assignment.    A participant may withdraw
from the Employee Plan at any time. Upon withdrawal, the participant will receive all Shares purchased for his or her account. A refund of the contributions in the participant's account is also made. Once a participant withdraws, he or she is not permitted to participate again for a period of 12 months.
For the purposes of calculating the percentage of matching Company contributions, upon re-enrollment, a participant will have a break in service and only receive the minimum Company contribution. Death, termination of employment, or retirement at age 62 or older, also constitutes a withdrawal from the Employee Plan. A participant's right to purchase Shares under the Employee Plan may not be sold, pledged, assigned, or transferred in any manner.

     The Employee Plan is administered for the Company by the Treasurer and the Accounting Department of the Company. Proportional adjustments to the number of Shares subject to the Employee Plan will be made if there is a change in the capital structure of the Company. The Company reserves the right to withdraw, suspend, modify, or terminate the Employee Plan at any time.

     The Employee Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Resales of Employee Plan Shares. The Shares distributed from the Employee Plan will be freely transferable under the Securities Act, except for Shares issued to any person who may be deemed to be an "affiliate" of the Company for purposes of Rule 144 under the Securities Act as of the date of transfer by such person. Persons who may be affiliates of the Company generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the members of the Board of Directors, the executive officers, and the principal shareholders of the Company, Tayco Developments, Inc., and Tayco Realty Corporation. Affiliates may not sell Shares, except pursuant to an effective registration statement under the Securities Act which covers such sale, or in compliance with Rule 144 or another applicable exemption from the registration requirements of the Securities Act.

     Federal Income Tax Treatment. The Employee Plan is not a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The Company's matching contributions made to the account of participants will be considered income to the participant in the year that contributions are credited to his or her account, regardless of the fact that cash to pay the tax has not been received. Moreover, contributions made by the Company will be subject to Federal and State withholding taxes, including Social Security. Matching contributions made by the Company will be deductible to the Company in the year that contributions are credited to a participant's account.

     If a participant holds the Shares for more than one year, any gain or loss upon the sale will be subject to tax as long term capital gain or loss. If the Shares are held for one year of less, any gain or loss on sale of the Shares will generally be considered short-term capital gain or loss. Other special rules may apply to Shares held for more than five years (beginning after the year 2000).


                             PART II


          INFORMATION REQUIRED IN REGISTRATION STATEMENT
           (INFORMATION NOT REQUIRED IN THE PROSPECTUS)

Incorporation of certain documents by reference

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          (b)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing with the Commission of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents.

Description of securities

    Pursuant to the terms of the Employee Plan, the Company may use either authorized but unissued Shares or Shares reacquired by the Company. The aggregate number of Shares which may be distributed under the Plan shall not exceed 135,000, subject to proportional adjustment in the event of changes of capitalization of the Company.

    The Certificate of Incorporation authorizes the Company to issue up to 8,000,000 Shares, of which, on the date of this Prospectus, 2,792,953 Shares are issued and outstanding; 75,574
Shares are held in the Company's Treasury; 90,000 Shares are reserved for issuance of unexercised options under the 1998 Taylor Devices, Inc. Stock Option Plan; and 135,000 Shares are reserved for issuance under the Employee Plan. Shares are entitled (a) to dividends when and as declared by the Board of Directors, subject to any rights of preferred stock of the Company that may be hereafter issued; (b) to one vote per share on each matter properly submitted to shareholders for their vote;
and (c) to participate ratably in the net assets of the Company in the event of liquidation, subject to any prior rights of preferred stock of the Company that may hereafter be issued. The
Company is currently restricted from issuing dividends under credit arrangements with its lender. Outstanding Shares are fully paid and are not subject to further calls or assessments.
Holders of Shares do not have preemptive rights.

    The Certificate of Incorporation of the Company authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock, $.05 par value, with such rights and privileges, including voting rights, as it may deem appropriate. As of the date of this Prospectus, 5,000 preferred shares have been designated by the Board of Directors as "Series A Junior Participating Preferred Stock" ("Series A Stock") in connection with the issuance by the Company of certain shareholder rights ("Rights"), as more particularly described in the Rights Agreement between the Company and Regan & Associates, Inc., as Rights Agent, dated October 5, 1998 and attached as Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the Commission on or about October 6, 1998 ("Rights Agreement"). The Certificate of Amendment to the Company's Certificate of Incorporation designating the Series A Stock was filed by the New York Secretary of State on October 9, 1998 (the "Amendment").

     In accordance with the Amendment and the Rights Agreement, the Company declared a dividend of one Right for each outstanding share of the Company's Common Stock, to shareholders of record at the close of business on October 19, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-thousandths (1/2000) of a share of Series A Stock, at a purchase price of $5.00 per unit of 1/2000 of a share, subject to adjustment.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A distribution date will occur and the Rights will separate from the Common Stock upon the earliest of (I) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the shares of Common Stock then outstanding, (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 24% or more of such outstanding shares of Common Stock (unless such tender offer or exchange offer is an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders) and (iii) the date the Board of Directors declares a person to be an "Adverse Person", upon a determination by the Board that such Person, together with his affiliates or associates, is or has become the beneficial owner of 24% or more of the shares of Common Stock outstanding, and upon a determination by at least a majority of the continuing Directors who are not officers of the Company, after reasonable inquiry and investigation, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such continuing Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with governmental agencies) on the business or prospects of the Company.

    The power of the Board of Directors to issue preferred shares, such as Series A Stock, may enable the Board of Directors to prevent a change in control despite a shift in ownership of the Shares. In addition, the Board of Directors' power to issue additional Shares may delay or deter a change in control by increasing the number of Shares needed to gain control.

    In addition, under New York law, the Company cannot enter into certain business combinations involving persons beneficially owing 20% or more of the Shares unless the Board of Directors has approved the business combination or the stock acquisition by which the person's interest reached 20% ("Stock Acquisition") prior to the date of the Stock Acquisition. This restriction applies for 5 years after the date of the Stock Acquisition, and thereafter, the Company may enter into a business combination with the interested person (1) if the combination is approved by vote of the holders of a majority of the Shares beneficially owned by disinterested shareholders or (2) as part of the business combination if the disinterested shareholders receive a price for their Shares equal to or greater than the price determined in accordance with a statutory formula intended to assure that the shareholder will receive an equitable price in the business combination. New York law also prevents the Company from purchasing more than 10% of the Shares for more than their market value unless the purchase is approved by the Board of Directors and by a majority vote of all outstanding Shares, unless the offer to purchase is extended to all shareholders, or unless the offer is for Shares the holder has held for more than 2 years.

    The Shares are listed on the NASDAQ SmallCap Issues Market.

Indemnification of Directors and Officers

    The Certificate of Incorporation of the Company limits the personal liability of the members of the Company's Board of Directors to the fullest extent permitted under the New York Business Corporation Law (the "BCL"), providing that Directors will not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a Director, except to the extent required by law. The BCL requires that a Director be liable if a judgment or other final disposition adverse to the Director establishes that (1) such Director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law; or (2) such Director personally gained in fact a financial profit or other advantage to which the Director was not legally entitled; or (3) the acts of such Director violated Section 719 of the BCL. Section 719 provides that, unless a Director performs the duties of a Director in good faith and with a degree of care which an ordinary prudent person in a like position would use under similar circumstances, the Director may be liable for voting or concurring in the following corporate actions; (a) the declaration of an illegal dividend;
(b) a corporation's repurchase of its own shares when the
repurchase is not authorized by New York law;   the distribution
of assets to shareholders after dissolution of the corporation without adequately providing for known liabilities of the corporation; and (d) a loan by a corporation to any Director unless the loan is authorized by a vote of shareholders.

    The Company's By-laws require the Company to indemnify any person (including any director, officer or employee) to the full extent permitted by law, who is made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person is or was a director or officer of the Company or serves or serves any other corporation in any capacity at the request of the Company.

    The Company maintains a director and officer indemnification insurance policy, which is renewed annually. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities. No payments or claims for indemnification or expenses have ever been made under any such policy.

     In 1996, the Company entered into Indemnity Agreements with certain of its executive officers and directors (the "Indemnitees"), to the extent not covered by director and officer indemnification insurance. Under the terms of the Indemnity Agreements, the Company formally agreed to indemnify the Indemnitees in the event that they, or any of them, is made a party to or is threatened to be made a party to, or is otherwise involved in a proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor), against all expenses, liabilities, judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful.
     Under the Indemnity Agreement, no indemnification can be made for (i) judgments, fines, penalties, or amounts paid in settlement by or on behalf of Indemnitee; or (ii) other expenses with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such proceeding was brought determines upon application that, despite any adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such judgments, fines, penalties, or expenses as such court shall deem proper. The Indemnity Agreement also excludes, among others, any right to payments made under any insurance policy, or payments paid to an Indemnitee, otherwise than pursuant to the Indemnity Agreement.

Exemption from registration claimed

     Not applicable.

Exhibits

Exhibit Number       Description                           Page
4.1                  1999 Taylor Devices, Inc. Employee
                     Stock Purchase Plan (incorporated
                     by reference to Exhibit "B" to
                     Taylor Devices, Inc. Proxy
                     Statement dated September 27,
                     1999, Commission File No. 0-3498).

4.2                  Application Form                       13

5                    Opinion of Hiscock & Barclay,          14
                     LLP regarding legality of common
                     stock being registered.

23.1                 Consent of Lumsden & McCormick,        16
                     LLP

23.2                 Consent of Hiscock & Barclay,
                     LLP (included in their Opinion
                     filed as Exhibit 5).

Undertakings

     A.   The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to (a) include any prospectus required by
Section 10(a)(3) of the Securities Act; (b) reflect in a prospectus filed under Section 10(a)(3) or Rule 424(b) of the Securities Act, any facts or events which, individually or together, represent a fundamental change in this Registration
Statement; and   include any additional or changed material
information on the plan of distribution not previously disclosed in this Registration Statement.

          (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Tonawanda, State of New York, on the 22nd day of October, 1999.
                              TAYLOR DEVICES, INC.

                              By:  /s/ Douglas P. Taylor
                                   Douglas P. Taylor,
                                   President, Chief Executive
                                   Officer and Director
                                   (Principal Executive Officer)
                                             and
                              By:  /s/ Kenneth G. Bernstein
                                   Kenneth G. Bernstein,
                                   Treasurer
                                   (Principal Financial and
                                   Accounting Officer)

                        POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Douglas P. Taylor his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the 22nd day of October, 1999:

             Signature                       Title
       /s/ Richard G. Hill                 Director
       Richard G. Hill

       /s/ Joseph P. Gastel                Director
       Joseph P. Gastel

       /s/ Randall L. Clark                Director
       Randall L. Clark

       /s/ Donald B. Hofmar                Director
       Donald B. Hofmar


Exhibit 4.2


GIVE THIS FORM TO YOUR PAYROLL SUPERVISOR        APPLICATION FORM


1999 TAYLOR DEVICES, INC.
EMPLOYEE STOCK PURCHASE PLAN


Please Print


Employee:______________________________ Date of Birth:___________
         First      Middle          Last               Mo.Day Yr.

Address: ________________________________________________________
         Street                     City    State             Zip

Social Security No.:___________________

Department:_____________________     Employment Date:____________

Ladies and Gentlemen:
I am an employee of TAYLOR DEVICES, INC. (the "Company"), of legal age, have completed ____________________ of continuous full time employment, and hereby apply for participation in the 1999 Taylor Devices, Inc. Employee Stock Purchase Plan (the "Plan"). You are hereby authorized to arrange that the portion of my salary designated below be withheld regularly and deposited to the Plan on my account. I understand that the Company will make an appropriate contribution to my account, and I hereby acknowledge my responsibility to pay any and all taxes resulting from the Company's contribution.

The portion of my salary to be deducted each pay period for participation in the Plan shall be:


              [ ]    1%          [ ]      6%
              [ ]    2%          [ ]      7%
              [ ]    3%          [ ]      8%
              [ ]    4%          [ ]      9%
              [ ]    5%          [ ]     10%
              [ ]    $10.00 per month (minimum contribution)


My beneficiary, who shall receive all stock due me from the Plan in event of my death, is:

Name:______________________Address:______________________________

Relation:__________________ City & State _____________Zip________


In the event the above named person predeceases me, then my contingent beneficiary shall be:

Name:______________________Address:______________________________

Relation: _________________ City & State _____________Zip________

I reserve the right to change the designation of my beneficiary or contingent beneficiary at any time without notice to either of them.

I acknowledge receipt of the Prospectus and description of the Plan and agree to abide by the rules as contained in those documents, and any amendments thereto.

Witness:________________________     Signature of Employee:

Date: _______________________      ___________________________

Exhibit 5
Exhibit 23.2

              [LETTERHEAD OF HISCOCK & BARCLAY, LLP]



                                             October 28, 1999


TAYLOR DEVICES, INC.
90 Taylor Drive
PO Box 748
North Tonawanda, New York  14120-0748

Att: Douglas P. Taylor, President & Chief Executive Officer

Re:  1999 Taylor Devices, Inc. Employee Stock Purchase Plan


Dear Mr. Taylor:

     We have represented Taylor Devices, Inc. (the "Company") in connection with the issuance by the Company of up to 135,000 shares of its common stock, par value $0.025 per share ("Shares") which may be purchased by eligible employees of the Company and its subsidiaries pursuant to the 1999 Taylor Devices, Inc. Employee Stock Purchase Plan (the "Plan") presented to the shareholders of the Company for adoption at the Annual Meeting of Shareholders held on October 22, 1999 (the "Annual Meeting"). This opinion is being submitted at your request for use as an Exhibit to the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Act"), to be filed with the Securities and Exchange Commission (the "SEC") on or about October 28, 1999 (the "Registration Statement").

     In preparing this opinion, we have examined the Plan, the Company's (a) Certificate of Incorporation and all amendments;
(b) the By-laws; (c) the Annual Report on Form 10-KSB for the fiscal year ended May 31, 1999; (d) the Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 1999; (e) the Proxy Statement, dated September 27, 1999, mailed to shareholders in connection with the Annual Meeting; (f) the resolutions of the Board of Directors, dated May 10, 1999 and October 22, 1999, issued in connection with the Plan and related matters (items (a) through (f) hereinafter, the "Reviewed Documents"), and such questions of law as we have considered necessary or appropriate under the circumstances.

     In rendering this opinion, other than our review of the Reviewed Documents, we have made no inquiry as to any factual matter. Based on the foregoing, and assuming that:

(a)  the Plan has been duly adopted; and
(b)  no change occurs in the applicable law or the pertinent facts,

it is our opinion that the Shares are duly authorized and, when purchased in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction.

     We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the SEC thereunder.



Very truly yours,

/s/ Hiscock & Barclay, LLP

HISCOCK & BARCLAY, LLP



Exhibit 23.1






             [LETTERHEAD OF LUMSDEN & McCORMICK, LLP]

                 CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors of
Taylor Devices, Inc.


Gentlemen:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 20,
1999, which appears on page 22 of the Annual Report to the Securities and Exchange Commission of Taylor Devices, Inc. on Form 10-KSB for the fiscal year ended May 31, 1999.



                                    /s/ Lumsden & McCormick, LLP

                                    LUMSDEN & McCORMICK, LLP
                                    Buffalo, New York
                                    October 26, 1999